EXHIBIT 21.01

                                             LAW COMPANIES GROUP, INC.
                                  DOMESTIC SUBSIDIARIES (INCLUDING PARTNERSHIPS)

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
                                        PLACE OF
SUBSIDIARY                              INCORPORATION           OWNERSHIP
--------------------------------        -----------------       ---------------------------------

Law International, Inc.                 Georgia                 Law Companies Group, Inc. (100%)

Gibb U.S.A., Inc.                       Delaware                Law International, Inc. (100%)

Gibb International Holdings, Inc.       Delaware                Law International, Inc. (100%)

Law Engineering and
Environmental Services, Inc.            Georgia                 Law Companies Group, Inc. (100%)

Law Environmental Consultants, Inc.     Georgia                 LEES (100%)

Ensite, Inc.                            Kentucky                LEES (100%)

LeRoy Crandall & Associates             California              Law Companies Group, Inc. (100%)

Law/Spear L.L.C.                        Georgia                 LE2S (50%);The Spear Group, Inc. (50%)

Law Testing Company, Inc.               Georgia                 Law Companies Group, Inc. (100%)

Law Environmental - Caribe              Georgia                 Partnership owned by various Company employees

Law Engineering  &
Environmental Services/Michigan, Inc.   Georgia                 LEES (100%)

Law Engineering  & Environmental
Services of Oklahoma, Inc.              Oklahoma                LEES (100%)

IAM/Environmental, Inc.                 Texas                   Law Companies Group, Inc. (50%)
                                                                LEES (30%) , Ensite (20%)

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                                         LAW COMPANIES GROUP, INC.
                       INTERNATIONAL SUBSIDIARIES (INCLUDING PARTNERSHIPS)
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
                                        PLACE OF
SUBSIDIARY                              INCORPORATION                OWNERSHIP
--------------------------------        -----------------       ---------------------------------
Law International Thai Ltd              Thailand                Law International, Inc. (100%)

Gibb Africa Consulting                  Cyprus                  Gibb International Holdings, Inc. (100%)
Engineers Limited

Gibb Africa International Limited       Cyprus                  Gibb Africa Consulting
                                                                Engineers Limited (100%)

Sir Alexander Gibb (Namibia)            Republic of             Gibb Africa International Limited (100%)
(Proprietary) Limited                   Namibia

Gibb Swaziland (Pty) Limited            Swaziland               Gibb Africa International Limited (100%)

Gibb (Lesotho) (Pty) Ltd                Kingdom of              Gibb Africa International Limited (100%)
                                        Lesotho

Gibb (Botswana) (Proprietary) Limited   Botswana                Gibb Africa International Limited (100%)

Gibb Eastern Africa Limited             Kenya                   Gibb Africa International Limited (100%)

Gibb (Malawi) Limited                   Malawi                  Gibb Africa International Limited (100%)

Gibb (Mauritius) Ltd                    Mauritius               Gibb Africa International Limited (100%)

Gibb Africa SA (Pty) Ltd                S. Africa               Gibb Africa International Limited (100%)

Gibb Zimbabwe (Private) Limited         Zimbabwe                Gibb Africa International Limited (100%)

HKS-Law Gibb Share Trust                S. Africa               Gibb Africa (Pty) Ltd (70%)
(Proprietary) Limited

MAM Services (Pty) Ltd                  S. Africa               Gibb Africa (Pty) Ltd (100%)

Geoscience Laboratories (Pty) Limited   S. Africa               Gibb Africa (Pty) Ltd (100%)

Hill Kaplan Scott (Ciskei) Incorporated Republic of             Gibb Africa (Pty) Ltd (100%)
                                        Ciskei

Hill Kaplan Scott (Transkei)            Republic of             Gibb Africa (Pty) Ltd (100%)
Incorporated                            Transkei

HKS Agriland (Proprietary) Limited      S. Africa               Hill Kaplan Scott (Ciskei)
                                                                Incorporated (51%)

Gibb Petermuller & Partners             Cyprus                  Gibb International Holdings, Inc. (100%)
(Cyprus) Limited

Giban Danismanlik ve Muhendislik
Limited Siketi                          Turkey                  Gibb International Holdings, Inc. (50%)

Sir Alexander Gibb (Polska) Sp z o.o.   Poland                  Gibb International Holdings, Inc. (100%)

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
Gibb Petermuller & Partners             England                 Gibb International Holdings, Inc. (100%)
(Europe) Limited

Gibb Petermuller & Partners             England                 Gibb International Holdings, Inc. (100%)
(Middle East) Limited

Gibb Petermuller & Partners, O.E.       Greece                  Gibb Petermuller & Partners
                                                                (Midde East) Limited (50%)

                                                                Gibb Petermuller & Partners
                                                                (Europe) Limited (50%)

Gibb Holdings Ltd                       England                 Gibb International Holdings, Inc. (100%)

Sir Alexander Gibb Limited              England                 Gibb Ltd (100%)

Gibb Ltd                                England                 Gibb Holdings Ltd (100%)

Law Companies Group, Ltd                Jersey                  Law Companies Group, Inc. (98%)

                                                                Gibb Ltd. (1%)

Gibb-Anglian Limited                    England                 Gibb Ltd (50%)

Sir Alexander Gibb & Partners Ltd       England                 Gibb Ltd (100%)

Westminster and Earley                  England                 Gibb Holdings Ltd (100%)
Services Limited

Gibb Tanacsadasi Kft                    Hungary                 Gibb Holdings Ltd (100%)

The Gibb Foundation Ltd                 England                 Gibb Holdings Ltd (100%)

WCML Development                        England                 Gibb Holdings Ltd (25%)
Company Limited

Prointec, S.A.                          Spain                   Gibb Holdings Ltd (20%)

Cripin Wride Architectural              England                 Gibb Holdings Ltd (100%)
Design Studio Ltd

Nick Derbyshire Design                  England                 Gibb Holdings Ltd (100%)
Associates Limited

Gibb Overseas (Jersey) Limited          Channel Islands         Gibb International Holdings, Inc. (100%)

Gibb Hellas Consulting Engineers SA     Greece                  Gibb International Holdings, Inc. (100%)

Gibb (Hong Kong) Limited                Hong Kong               Gibb Overseas (Jersey) Limited (100%)

Gibb Overseas Limited                   England                 Gibb Overseas (Jersey) Limited (100%)

Gibb Gulf E.C.                          State of Bahrain        Gibb Overseas Limited (100%)

Gibb Australia Pty Limited              Australia               Gibb Overseas Limited (47%)

Gibb Africa (Pty) Ltd                   S. Africa               Gibb Africa Consulting Engineers
                                                                Limited (100%)

African Consulting Engineers            Botswana                Gibb Africa (Pty) Ltd (!00%)
(Botswana) (Pty) Limited

Help Zone Ltd                           England                 Gibb Holdings Ltd (!00%)

LEX International Insurance Co. Ltd.    Bermuda                 Law Companies Group, Inc. (100%)

Law Mexico, S.A. de C.V. (D.F. Max)     Mexico                  LEES (90%)
                                                                Law Companies Group, Inc (10%)

Gibb Portugal Lda                       Portugal                Gibb International Holdings, Inc.(99.95%)
                                                                Gibb Ltd (.05%)

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